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                          AMERICAN CLASSIC VOYAGES CO.
            The Delta Queen Steamboat Co. * American Hawaii Cruises

                      [AMERICAN CLASSIC VOYAGES CO. LOGO]

FOR IMMEDIATE RELEASE                                    CONTACTS: Karen Brown
April 12, 1999                                                    312/466-6165
                                                                 Doreen Lubeck
                                                                  773/583-4331

                          AMERICAN CLASSIC VOYAGES CO.
                               REPORTS RECEIPT OF
                          U.S. MARITIME ADMINISTRATION
                        $1.1 BILLION FINANCING GUARANTEE
                                   COMMITMENT

          CHICAGO - APRIL 12, 1999 - AMERICAN CLASSIC VOYAGES CO. (NASDAQ: AMCV) today announced it received a commitment from the Maritime Administration of the U.S. Department of Transportation for up to $1.1 billion in financing guarantees.

          Phil Calian, president and CEO of AMCV said, "I am pleased to announce the Maritime Administration's commitment to provide Title XI loan guarantees to Project America. Project America will help revitalize the U.S.-flag oceangoing cruise fleet by using private funding, guaranteed under the Maritime Administration's Title XI program, to construct two U.S.-flag passenger vessels in the United States for the first time in more than 40 years. The two U.S.-flag passenger vessels will operate in the Hawaiian Islands."

          The Maritime Administration's commitment, which is subject to the satisfaction of various conditions, is made under the authority of Title XI of the Merchant Marine Act, 1936. The commitment amount represents 87.5 percent of the total cost of the vessels, including shipyard costs, capitalized interest, and fees.

          Last month AMCV announced it entered into a contract with Litton Industries' Ingalls Shipbuilding division (NYSE:LIT) to build the Project America cruise ships. Under the

                                    - MORE -

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                   [AMERICAN CLASSIC VOYAGES CO. LETTERHEAD]

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terms of the shipbuilding contract, Ingalls will build two 1,900 passenger
U.S.-flag cruise ships for AMCV with an option for a third. These ships will be the largest U.S.-flag cruise ships ever built and the first large cruise ships to be built in the United States in more than 40 years. These state-of-the-art luxury cruise ships will cruise among the Hawaiian Islands. The first vessel is scheduled to enter service in early 2003 and the second in early 2004.

     Project America is the result of the U.S.-Flag Cruise Ship Pilot Project Statute passed by Congress in 1997 (PL 105-56), with the goal of revitalizing the U.S.-flag oceangoing cruise ship fleet. It is expected to create more than 5,000 American jobs, help sustain and modernize the U.S. shipbuilding industrial base, increase U.S. tax revenues, boost Hawaii tourism, and expand consumers' leisure travel opportunities. The Pilot Project Statute was sponsored by Senator Daniel K. Inouye (D-Hawaii).

     Chicago-based AMCV is the largest owner and operator of U.S.-flag passenger vessels. It owns and operates two U.S.-flag cruise lines, American Hawaii Cruises and The Delta Queen Steamboat Co., both headquartered in New Orleans, La. Currently, AMCV's American Hawaii Cruises creates an authentic Hawaiian experience aboard its steamship, the INDEPENDENCE, on three-, four- and seven-night itineraries visiting up to five ports on four islands. With Project America, AMCV plans to more than quadruple its passenger capacity in Hawaii in the next seven to 10 years.

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     NOTE: Statements in this press release relating to matters that are not historical facts are forward-looking statements. Such forward-looking statements involve known and unknown risks, uncertainties and other factors, which may cause the actual results, performances or achievements of American Classic Voyages Co. to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include general business, economic and weather conditions which may impact passenger yields and occupancy and the demand for the Company's products; unscheduled repairs and dry-docking of the Company's vessels; delays or the inability to enter into definitive construction agreements on commercially reasonable terms; construction delays and/or cost overruns during regularly scheduled lay-ups and/or dry-docks or in connection with the construction of new vessels; successful completion of expansion plans, including the construction of new vessels; inability to obtain financing or guarantees to fund such construction, the impact of changes and/or repeal of laws and implementation of government regulations; and other factors which are described in further detail in American Classic Voyages' filings with the Securities and Exchange Commission.
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